Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-190684, 333-168808, 333-138812 and 333-151103) and on Form S-3 (File Nos. 333-159348 and 333-173125) of Hertz Global Holdings, Inc. of our report dated March 19, 2014 relating to the financial statements, financial statement schedules, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
March 19, 2014